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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the Registration Statement (Form S-1) and related prospectus of Corixa Corporation for the registration of 287,500 shares of common stock and to the incorporation by reference therein of our report dated January 31, 1997, except for paragraph 1 of Note 11, as to which the date is September 24, 1997.

                                          /s/ ERNST & YOUNG LLP

Seattle, WA
October 2, 1997